UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2007
PARLUX FRAGRANCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-15491 (Commission File No.)	22-2562955 (IRS Employer Identification No.)
3725 SW 30th Avenue
Ft. Lauderdale, FL 33312
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (954) 316-9008
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
SIGNATURES

ITEM 8.01 Other Events
On January 23, 2007, Parlux Fragrances, Inc. (NASDAQ: PARL) (“Parlux”) filed suit in the United States District Court for the Southern District of New York against Quality King Distributors, Inc. (“QKD”), Model Reorg, Inc., Glenn Nussdorf (“Nussdorf”), Michael Katz, Joshua Angel, Anthony D’Agostino, Neil Katz, and Robert Mitzman. In the suit, the Company alleges that Nussdorf’s consent solicitation to replace Parlux’s board of directors violates federal antitrust and securities laws, including Section 8 of the Clayton Act, which prohibits interlocking directorates amongst competitors. Parlux competes in the fragrance business with QKD, Model Reorg, Inc., and other affiliated companies owned and controlled by Nussdorf and his family (collectively, the “Nussdorf companies”). Parlux alleges that Nussdorf’s nominees to Parlux’s board are owners, directors, officers, employees, agents, or designees of one or more of the affiliated Nussdorf companies, and that election of Nussdorf’s nominees to Parlux’s board would result in multiple violations of Section 8 of the Clayton Act.
A preliminary injunction hearing before the Honorable P. Kevin Castel is currently scheduled for February 13, 2007. The purpose of the hearing will be to determine whether an order should be entered enjoining Nussdorf from, among other things, continuing his consent solicitation pending a trial on the merits of the action. Nussdorf has agreed that, between now and February 14, 2007, he will not deliver or take any action on any consents obtained during the consent solicitation. Nussdorf also has agreed that, between now and February 14, 2007, he will not disclose any interim tallies of consents received.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLUX FRAGRANCES, INC.
By:	/s/ Frank A. Buttacavoli
Name:	Frank A. Buttacavoli
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: January 25, 2007